CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 17, 2002, relating to the financial statements and financial highlights which appears in the February 28, 2002 Annual Report to Shareholders of American Trust Allegiance Fund series of Advisors Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Service Providers" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

New York, New York
June 25, 2002